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                           NON-SOLICITATION AGREEMENT


     NON-SOLICITATION AGREEMENT, dated as of December 31, 1996, between FRONT ROYAL, INC., a North Carolina corporation with its principal offices at 2200 Gateway Boulevard, Suite 205, Morrisville, NC 27560 (the "Corporation"), and BRUCE ECKERT whose principal address is 518 Auburn Avenue, Wyndmoor, PA 19038 ("Eckert").

                              W I T N E S S E T H:

     WHEREAS, concurrently with the execution and delivery of this Agreement, and pursuant to the terms of a Stock Purchase Agreement, dated as of December 6, 1996 (the "Stock Purchase Agreement"), among PIC Insurance Group, Inc. ("PIC") and Trirock Limited Partnership ("Trirock"), as sellers, and the Corporation, as buyer, the Corporation purchased from Trirock 250,000 shares of Class A Common Stock, no par value, of Rockwood Casualty Insurance Company ("Rockwood"), constituting 50% of all of the issued and outstanding shares of Class A Common Stock;

     WHEREAS, Eckert is a limited partner of Trirock and the former chief executive officer of Rockwood;

     WHEREAS, concurrently with the execution and delivery of the Stock Purchase Agreement, and as a condition to consummation of the closing (as defined in the Stock Purchase Agreement), the General Partners of Trirock are bound to execute and deliver to the Corporation thier Non-Compete, Non-Solicitation and Consulting Agreements (the "Trirock Agreements");

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Term of the Agreement. The term of this Agreement shall commence on the date hereof and continue through the tenth anniversary of the date hereof (the "Term").

     2. Covenant Not to Solicit. Eckert agrees that, during the Term of this Agreement, he shall not directly or indirectly (i) solicit, entice, persuade or seek to induce any person who is or was an employee of, or consultant to Rockwood on the date hereof or at any time during the Term of this Agreement or the six-month period prior to the date hereof, to terminate his or her employment or consultancy with Rockwood, or (ii) solicit, entice, persuade or seek to induce, for his own account or for the account of any other

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person, any person who is or was an employee or consultant of Rockwood on the date hereof or at any time during the term of this Agreement or the six-month period prior to the date hereof, for employment with any insurance company writing workers compensation or related lines of insurance, or (iii) approach any such employee or consultant for any of the foregoing purposes, or (iv) authorize or assist in the taking of any such actions by any third party.

     3. General. (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely in Pennsylvania.

     (b) The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (c) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understanding, written or oral, relating to the subject matter hereof.

     (d) The Corporation may assign its rights, together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event, the obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

     (e) This Agreement may be amended, modified, superseded, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or waiver of the breach of any other term or covenant contained in this Agreement.

     (f) Any and all notices or other communications or deliveries required or permitted by this Agreement shall be in writing and shall be delivered personally, sent by a nationally recognized courier service or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the party at the address on the first page of this Agreement, or to such other address as a party may provide in accordance with this Section 3(f). Any notice or other communications or deliveries hereunder shall be deemed given and effective (i) upon receipt if delivered personally or by courier, or (ii) three days after mailing as provided above.

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     IN WITNESS WHEREOF, the parties hereunder have caused this Agreement to be executed by their duly authorized representative on the date first above written.



-----------------------------           ---------------------------------------
Witness                                 Bruce Eckert


                                        FRONT ROYAL, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


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